EXHIBIT 3

TERMINATION AGREEMENT

     This Termination Agreement (this “Termination Agreement”) is made as of this 16th day of December, 2003, among Duratek, Inc., a Delaware corporation (formerly “GTS Duratek, Inc.”) (the “Company”), and the other parties listed on the signature pages hereto (the “Stockholders”).

     WHEREAS, the Company and the Stockholders are parties to that certain Stockholders Agreement dated as of January 24, 1995 (the “Stockholders Agreement”); and

     WHEREAS, the parties desire to terminate the Stockholders Agreement by mutual consent pursuant to Section 6.4 of the Stockholders Agreement.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

          1. Capitalized Terms. Except as otherwise defined or modified herein, all capitalized terms used in this Termination Agreement shall have the meanings set forth in the Stockholders Agreement.

          2. Termination of Agreement. Effective immediately upon execution of this Termination Agreement, the Stockholders Agreement is hereby terminated by mutual consent pursuant to Section 6.4 thereof.

          3. Amendments. This Termination Agreement can be modified or amended only by a writing signed by the parties hereto.

          4. Governing Law. The parties agree that this Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

          5. Representations and Warranties. Each of the parties hereto represents and warrants to the other that (a) it has all requisite power and authority to enter into this Termination Agreement and (b) this Termination Agreement constitutes the legal, valid and binding obligation of such party and (assuming that this Termination Agreement is the valid, binding and enforceable obligation of each other party) is enforceable against it in accordance with its terms.

          6. Counterparts. This Termination Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          7. Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. This Termination Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the date first above written.

DURATEK, INC.

By:	/s/ Robert F. Shawver

Name: Robert F. Shawver Title: Executive Vice President and Chief Financial Officer

CARLYLE PARTNERS II, L.P.

By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CARLYLE INTERNATIONAL PARTNERS II, L.P.

By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CARLYLE INTERNATIONAL PARTNERS III, L.P.

By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

C/S INTERNATIONAL PARTNERS

By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CARLYLE SBC PARTNERS II, L.P.

By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CARLYLE-GTSD PARTNERS II, L.P.

By: TC Group, L.L.C., its General Partner By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CP II INVESTMENT HOLDINGS, L.L.C

By: TC Group Investment Holdings LP, its Managing Member By: TC Holdings II LP, its General Partner By: DBD Investors V, L.L.C.

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

CRAYFISH HOLDINGS, LDC

By: Carlyle Partners II, L.P., its Attorney-in-Fact By: TC Group II, L.L.C., its General Partner By: TC Group, L.L.C., its Managing Member By: TCG Holdings, L.L.C., its Managing Member

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello Title: Managing Director

GP STRATEGIES CORPORATION (formerly National Patent Development Corporation)

By:

Name: Title: